As filed with the Securities and Exchange Commission on September 20, 1994.
                                          Registration No. 33-____________
===========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            ___________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                           ___________________

                     FHP INTERNATIONAL CORPORATION
          (Exact name of registrant as specified in its charter)
                            ___________________

Delaware                                                        33-0072502
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification No.)

                  9900 Talbert Avenue, Fountain Valley, California 92708
                        (Address of principal executive offices)

                         TAKECARE SAVINGS AND RETIREMENT PLAN
                              (Full title of the plan)

                                Robert F. Murphy
                     Vice President and Associate General Counsel
                9900 Talbert Avenue, Fountain Valley, California 92708
                    (Name and address of agent for service)
                            ___________________

Telephone number, including area code, of agent for service: (714) 963-7233
                           ___________________

                         CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------
                                      Proposed      Proposed
                                      maximum       maximum
Title of          Amount              offering      aggregate      Amount of
securities        to be               price         offering       registration
to be registered  registered          per share     price          fee
- -----------------------------------------------------------------------------
Common Stock,     100,000(1),(2),(3)  $26.8125(4)   $2,681,250(4)  $924.57(4)
par value $0.05   shares
per share
- -------------------------------------------------------------------------------
(1)  This Registration Statement covers, in addition to the number of shares of Common Stock stated above, other rights to purchase the shares of
     Common Stock covered by the Prospectus and, in addition, pursuant to
     Rule 416(c) under the Securities Act of 1933, an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Each share is accompanied by a common share purchase right pursuant to the Registrant's Amended and Restated Rights Agreement, dated
     March 28, 1994, with American Stock and Transfer Company, as Rights
     Agent.

(3) The shares of Common Stock, $0.05 par value, being registered consist of shares to be acquired by the trustee exclusively on the open market under the TakeCare Savings and Retirement Plan for the accounts of participants.

(4) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 14, 1994, as reported in the consolidated reporting system of NASDAQ and published in the Western Edition of the Wall Street
     Journal.

     The Exhibit Index for this Registration Statement is at page 10.
=======================================================================


                               PART I

                     INFORMATION REQUIRED IN THE
                      SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                PART II

                      INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of FHP International Corporation (the "Company") and the TakeCare Savings and Retirement Plan (the "Plan") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended June 30, 1993;

     (b) The Company's Quarterly Reports on Form 10-Q for the Company's Quarterly Periods ended September 30, 1993, December 31, 1993 and March 31, 1994;

     (c) The Company's Reports on Form 8-K dated April 5, 1994 and May 26, 1994 (as amended by Form 8-K/A dated August 29, 1994 and as further amended by Form 8-K/A dated August 31, 1994);

     (d) The 1993 and 1992 Annual Reports on Form 11-K relating to the portion of the Plan formerly known as the Comprecare Tax Deferred Savings Plan;

     (e) The 1993 Annual Report on Form 11-K relating to the Plan prior to its merger with the Comprecare Tax Deferred Savings Plan; and

     (f) The description of the Company's Common Stock contained in its Registration Statement on Form S-4 dated May 2, 1994
           (Registration No. 33-53431), and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     The Company's Common Stock, par value $0.05 per share, (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Robert F. Murphy, Vice President and Associate General Counsel of the Company. Mr. Murphy is compensated by the Company as an employee and is the holder of options to acquire shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware allows for indemnification of directors, employees and agents of a corporation against expenses (including attorneys' fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, such a person may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the shareholders, unless the director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action or suit, in which case he shall be indemnified without such authorization.

     The Certificate of Incorporation of the Company provides that directors, officers and certain other persons will be indemnified to the fullest extent permitted by Delaware law. In addition, the Company's Bylaws provide for mandatory indemnification of directors and officers and discretionary indemnification of employees. The Company is not required to indemnify any person in a proceeding initiated by such person. The Company's Certificate of Incorporation provides that the amendment or repeal of the indemnification provisions does not apply to the liability of any director of the Company with respect to acts or omissions of such director prior to such amendment or repeal.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     See the attached Exhibit Index. The undersigned Company hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.   UNDERTAKINGS

    (a)   The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on September 9, 1994.


                             By:   /s/ Westcott W. Price III
                                ------------------------------
                                  Westcott W. Price III

                            Its:  Chief Executive Officer and President



                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Westcott W. Price III, Mark B. Hacken, Michael J. Weinstock, Robert F. Murphy and Russell D. Phillips, Jr., his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                 Title                      Date
      ----------                ------                   --------

  /s/ Robert Gumbiner
  ---------------------
  Robert Gumbiner             Director               September 9, 1994


 /s/ Westcott W. Price III
- ---------------------------
  Westcott W. Price III       Chief Executive        September 9, 1994
                              Officer, President
                              and Director
                              (Principal Executive
                              Officer)

  /s/ Mark B. Hacken
 ------------------------
  Mark B. Hacken
                              Chief Executive        September 9, 1994
                              Officer, President
                              and Director
                              (Principal Executive
                              Officer)

/s/ Burke F. Gumbiner
- -------------------------
Burke F. Gumbiner             Director               September 9, 1994


- -------------------------
Warner Heineman               Director*              September __, 1994


/s/ Joseph F. Prevratil
- -------------------------
Joseph F. Prevratil           Director*              September 9, 1994


/s/ Richard M. Burdge, Sr.
- -------------------------
Richard M. Burdge, Sr.        Director               September 9, 1994


/s/ Jack R. Anderson
- -------------------------
Jack R. Anderson              Director*              September 9, 1994


/s/ Kenneth S. Ord
- ------------------------
 Kenneth S. Ord               Senior Vice President  September 9, 1994
                              and Chief Financial
                              Officer (Principal
                              Financial Officer)


/s/ Valerie A. Fletcher
- ------------------------
 Valerie A. Fletcher          Controller (Principal  September 9, 1994
                              Accounting Officer)


________________________

*Member of Compensation Committee

     The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 12, 1994.


                                  COMERICA BANK - CALIFORNIA


                                By:  /s/ Marc Rebboah
                                ---------------------------
                                     Marc J. Rebboah

                               Its:  Senior Vice President



                                By: /s/ Margaret Newby
                                -----------------------------
                                     Margaret A. Newby

                               Its:  Senior Trust Officer

                                EXHIBIT INDEX


Exhibit                                                      Sequentially
Number                       Description                     Numbered Page
- ---------      ---------------------------------------       -------------

4.1            TakeCare Savings and Retirement Plan and
               Trust Agreement (1992 Restatement).

4.2            Amendment No. 1 to the TakeCare Savings
               and Retirement Plan and Trust
               Agreement (1992 Restatement).

4.3 Amendment 1994-1 to the TakeCare Savings and Retirement Plan and Trust Agreement
               (1992 Restatement).

5.             Opinion of Company Counsel (opinion re
               legality).

23.1           Consent of Deloitte & Touche LLP (Consent of
               Independent Accountants of the Registrant).

23.2           Consent of Ernst & Young LLP (San Francisco
               Office) (Consent of Independent Accountants of the Plan).

23.3           Consent of Ernst & Young LLP (Denver Office)
               (Consent of Independent Accountants of the Plan).

23.4           Consent of Company Counsel (included in
               Exhibit 5).

24.            Power of Attorney (included in this
               Registration Statement under "Signatures").